UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 22, 2007
IDM PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19591	33-0245076
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9 Parker, Suite 100
Irvine, California		92618
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (949) 470-4751
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Effective as of January 22, 2007, David Haselkorn, Ph.D. has resigned as a member of the Board of Directors (the “Board”) of IDM Pharma, Inc. (the “Company”) and as a member of the Audit Committee of the Board (the “Audit Committee”). Effective as of January 22, 2007, the Board appointed John P. McKearn, Ph.D. as a member of the Audit Committee to replace Dr. Haselkorn. Dr. McKearn is an independent director under the applicable National Association of Securities Dealers (“NASD”) listing standards and is independent for audit committee purposes under applicable rules of the Securities and Exchange Commission.
After Dr. Haselkorn’s resignation from the Board, the Board continues to be comprised of a majority of independent directors, as defined in Rule 4200(a)(15) of the NASD listing standards.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDM PHARMA, INC.
Date: January 25, 2007	By:	/s/ Jean-Loup Romet-Lemonne
Jean-Loup Romet-Lemonne, M.D.
Chief Executive Officer